Filed Pursuant to Rule 424(b)(5)
Registration No. 333-293925
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 10, 2026)

Up to $100,000,000 of
Common Stock
We have entered into a sales agreement (the “sales agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “sales agent”) relating to shares of our common stock, par value $0.001 (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Cantor acting as our agent. Upon our entry into the sales agreement, we terminated our prior sales agreement with TD Securities (USA) LLC (formerly known as Cowen and Company, LLC), dated February 22, 2022 (the “prior sales agreement”). At the time of such termination, approximately $65,850,000 out of an aggregate of $180,000,000 remained unsold under the prior sales agreement.
Our common stock is listed on The Nasdaq Global Market under the symbol “RCKT.” On March 9, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $5.11 per share.
Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cantor for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cantor
March 10, 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this prospectus, we may from time to time offer shares of our common stock having an aggregate offering price of up to $100,000,000 at prices and on terms to be determined by market conditions at the time of each such offering.
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
This document consists of two parts. The first part is this prospectus supplement which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. Generally, when we refer to the prospectus, we are referring collectively to this prospectus supplement and the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless the context indicates otherwise, references in this prospectus supplement to “Rocket,” “Rocket Pharmaceuticals,” “the Company,” “we,” “us,” “our” and similar references refer to Rocket Pharmaceuticals, Inc. and its wholly owned subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, the accompanying prospectus and the documents incorporated by reference herein and therein.
Overview
We are a fully integrated, late-stage biotechnology company focused on the development, manufacturing, and potential commercialization of genetic therapies for rare and often fatal diseases with high unmet medical need. Our innovative multi-platform approach is designed to create best-in-class gene therapy product candidates aimed at correcting the underlying genetic causes of complex inherited cardiomyopathies and related disorders, with the potential to deliver transformative and durable clinical benefits. Our platform is supported by in-house research and development capabilities and current cGMP manufacturing facilities that enable end-to-end control of clinical production, process development, and scale-up for potential commercialization.
We seek to bring hope and relief to patients with devastating, undertreated and rare diseases through the development and commercialization of potentially curative first-in-class gene therapies. As a fully integrated, late-stage biotechnology company, we have the resources and opportunity to generate a portfolio of highly differentiated and potentially first-in-class or best-in-class genetic medicines.
In July 2025, we announced a strategic corporate reorganization and portfolio prioritization designed to maximize near-term value creation, extend our operational runway, and position the Company for sustained long-term growth. This initiative concentrates our resources on advancing our AAV cardiovascular gene therapy platform and supported the submission of our responses to the FDA’s Complete Response Letter for KRESLADI™. The program contemplates a scaled commercial approach tailored to the exceptionally small patient population affected by this ultra-rare indication. As part of this strategic realignment, we have prioritized investment in our core cardiovascular programs, while certain earlier-stage programs, including FA and PKD, are no longer a current development priority. In connection with this reorganization, the Company implemented workforce and cost-optimization measures that are expected to reduce our 12-month operating expenses by approximately 25%.
Our strategy is built on several foundational pillars:
•
First-and-Best-in-Class Approach: With our program selection, we apply a rigorous, disease-based selection approach to identify and prioritize programs: targeting complex genetic disorders with differentiated therapies that offer the potential to be first-, best-, or only-in-class, focusing on monogenic disease with on-target mechanisms of action to directly address the root cause of the disease to offer superior clinical profiles, and choosing indications with sizable market opportunities to enable broad patient impact and sustainable value creation.

•
Strategic Focus on Rare Cardiovascular Indications: Our near-term research and platform investments are focused on leveraging our AAV capabilities in rare cardiovascular diseases. Collectively, our clinical cardiovascular gene therapy programs target the major genetically defined causes of hypertrophic, arrhythmogenic, and dilated cardiomyopathies which represent a significant portion of inherited heart disease and impact more than 100,000 patients in the U.S. and EU.

•
Late-Stage Science & Innovation with Robust Capabilities: We are advancing promising clinical programs designed to support regulatory approvals in the U.S. and Europe, with potential expansion into Asia and beyond. To support our clinical and future commercial endeavors, we are currently operating a ~100,000 sq. ft. U.S.-based in-house AAV cGMP manufacturing facility in Cranbury, New Jersey.

•
Expertise & Collaboration: Our leadership team brings a proven track record of over 20 successful U.S. and international drug approvals and launches with expertise in cell and gene therapies and rare diseases. We collaborate closely with scientific experts, healthcare providers, payors, and patient communities to ensure our therapies address real-world needs.

The Company has global commercialization and development rights to all of its current product candidates under internally developed intellectual property rights and royalty-bearing license agreements.
Corporate History and Information
We were incorporated in Delaware in 1999 as Inotek Pharmaceuticals Corporation (“Inotek”). In January 2018, Inotek merged with Rocket Pharmaceuticals, Ltd. and changed its name to Rocket Pharmaceuticals, Inc. Our principal executive offices are located at 9 Cedar Brook Drive, Cranbury, NJ 08512, and our telephone number is (609) 659-8001. Our website address is www.rocketpharma.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. Additionally, you should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “RCKT.”

The Offering
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding after this offering
Up to 127,889,254 shares (as more fully described in the notes following this table), assuming sales of 19,569,471 shares of our common stock in this offering at an offering price of $5.11 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 9, 2026. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page S-10 of this prospectus supplement.
Use of proceeds
We currently intend to use the net proceeds from this offering primarily for general corporate purposes and working capital. See “Use of Proceeds” on page S-8 of this prospectus supplement.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.
Nasdaq Global Market symbol
“RCKT.”
The above discussion and table are based on 108,319,783 shares of our common stock outstanding as of December 31, 2025, and exclude:
•	12,163,019 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, having a weighted average exercise price of $19.98 per share;
•	1,971,073 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of December 31, 2025, having a weighted average exercise price of $51.28 per share;
•	3,526,955 shares of our common stock that have been reserved for issuance upon exercise of outstanding pre-funded warrants as of December 31, 2025, having an exercise price of $0.01 per share; and
•	5,000,566 shares of common stock that have been reserved for issuance upon exercise of Restricted Stock Units (“RSUs”) as of December 31, 2025.

RISK FACTORS
An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the prospectus and any applicable free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. For more information, see the below section “Where You Can Find Additional Information.“ Please also read carefully the above section “Cautionary Statement Regarding Forward-Looking Statements.“
Risks Related to This Offering
If you purchase our common stock in this offering, you may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 19,569,471 shares of our common stock are sold at a price of $5.11 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 9, 2026, for aggregate gross proceeds of $100.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $2.68 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and pre-funded warrants would result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
If you purchase our common stock in this offering, you may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes and working capital. Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “develop,” “estimate,” “expect,” “expand,” “future,” “hope,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•	our ability to obtain additional funding to conduct our planned research and development efforts;
•	our ability to meet our anticipated milestones for our various drug candidates with respect to the initiation and timing of clinical studies;
•	federal, state, and non-U.S. regulatory requirements, including regulation of our current or any other future product candidates by the Food and Drug Administration (the “FDA”);
•
the timing of and our ability to submit regulatory filings, including filings with the FDA, and to obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates;

•	our competitors’ activities, including decisions as to the timing of competing product launches, pricing and discounting;
•
whether safety and efficacy results of our clinical trials and other required tests for approval of our product candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our product candidates;

•
our ability to develop, acquire and advance product candidates into, enroll a sufficient number of patients into, and successfully complete, clinical studies, and our ability to apply for and obtain regulatory approval for such product candidates, within currently anticipated timeframes, or at all;

•	our ability to establish key collaborations and vendor relationships for our product candidates and any other future product candidates;
•	our ability to develop our sales and marketing capabilities or enter into agreements with third parties to sell and market any of our product candidates;
•	our ability to acquire additional businesses, form strategic alliances or create joint ventures and our ability to realize the benefit of such acquisitions, alliances or joint ventures;
•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;
•	the development of our direct manufacturing capabilities for our AAV programs;
•	our ability to expand our pipeline to target additional indications that are compatible with our gene therapy technologies;
•
our ability to achieve the expected benefits of our portfolio prioritization and strategic restructuring, including extending our cash runway, and our estimates related to the costs and timing of implementing such initiatives;

•	our ability to successfully operate in non-U.S. jurisdictions in which we currently or in the future do business, including compliance with applicable regulatory requirements and laws;
•	our ability to obtain and enforce patents to protect our product candidates, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	anticipated trends and challenges in our business and the markets in which we operate;
•	our estimates regarding our capital requirements;
•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities; and
•	our expected use of proceeds from any offering under this prospectus supplement.
You should refer to the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, the risk factors contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes and working capital. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our research and development programs; planning for potential commercialization; working capital; capital expenditures; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION
Our net tangible book value as of December 31, 2025 was $212.9 million, or $1.97 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 19,569,471 shares of our common stock in this offering at an assumed offering price of $5.11 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 9, 2026, and after deducting commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $311.1 million, or $2.43 per share. This represents an immediate increase in net tangible book value of $0.47 per share to existing stockholders and immediate dilution of $2.68 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.11
Net tangible book value per share of as December 31, 2025	$1.97
Increase in net tangible book value per share attributable to this offering	$0.47
As adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering		$2.43
Dilution per share to investors purchasing our common stock in this offering		$2.68

The above discussion and table are based on 108,319,783 shares of our common stock outstanding as of December 31, 2025, and exclude:
•	12,163,019 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, having a weighted average exercise price of $19.98 per share;
•	1,971,073 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of December 31, 2025, having a weighted average exercise price of $51.28 per share;
•	3,526,955 shares of our common stock that have been reserved for issuance upon exercise of outstanding pre-funded warrants as of December 31, 2025, having an exercise price of $0.01 per share; and
•	5,000,566 shares of common stock that have been reserved for issuance upon exercise of RSUs as of December 31, 2025.
The table above assumes for illustrative purposes that an aggregate of 19,569,471 shares of our common stock are sold during the term of the sales agreement with Cantor at a price of $5.11 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 9, 2026, for aggregate gross proceeds of $100.0 million. The shares subject to the sales agreement with Cantor are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.11 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with Cantor is sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.50 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.11 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with Cantor is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $2.35 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
To the extent that options and warrants outstanding as of December 31, 2025 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Cantor, under which we may issue and sell from time to time up to $100,000,000 of our common stock through Cantor as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Cantor may purchase shares of our common stock as principal.
Cantor will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cantor. We will designate the maximum amount of common stock to be sold through Cantor on a daily basis or otherwise determine such maximum amount together with Cantor. Subject to the terms and conditions of the sales agreement, Cantor will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cantor or we may suspend the offering of our common stock being made through Cantor under the sales agreement upon proper notice to the other party. Cantor and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cantor as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cantor for the out-of-pocket reasonable fees and disbursements of its legal counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to ongoing disbursements of legal counsel payable in the amount not to exceed $25,000 in connection with each diligence bring-down or program refresh thereafter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cantor under the sales agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cantor will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted-average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Cantor under the sales agreement, the net proceeds to us and the compensation paid by us to Cantor in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act. As sales agent, Cantor will not engage in any transactions that stabilizes our common stock.
Cantor and its affiliates may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of their respective businesses, Cantor or its affiliates may actively trade our securities for their own accounts or for the accounts of their customers, and, accordingly, Cantor or its affiliates may at any time hold long or short positions in such securities.
The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten business days’ prior notice.
Our common stock is listed on The Nasdaq Global Market and trades under the symbol “RCKT.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS
The validity of the common stock offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Cantor by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated balance sheets of Rocket Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Rocket. The address of the SEC website is www.sec.gov.
We maintain a website at www.rocketpharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and will not be deemed to be incorporated by reference.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We incorporate by reference the documents listed below that we filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;
•
the description of the Company’s common stock contained in its registration statement on Form 8-A, which was filed with the SEC on February 2, 2015, and amended on January 11, 2018, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this prospectus supplement, including all such documents we may file with the SEC after the date of this prospectus supplement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in this prospectus supplement or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents Rocket Pharmaceuticals, Inc., 9 Cedar Brook Drive, Cranbury, NJ 08512.

PROSPECTUS

$400,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time offer, issue and sell up to an aggregate amount of $400,000,000, in one or more series or classes, our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Market under the symbol “RCKT.” On February 27, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $5.01 per share. Our principal executive offices are located at 9 Cedar Brook Drive, Cranbury, New Jersey 08512.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is March 10, 2026

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.
The securities are not being offered in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov.
This prospectus provides you with a general description of our securities being offered. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
Under this shelf registration, we may offer shares of our common stock and preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities or units comprised of any combination thereof, from time to time in one or more offerings up to a total dollar amount of $400,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Rocket”, “we”, “us”, “our”, the “company” or similar references refer to Rocket Pharmaceuticals, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, debt securities, preferred stock, warrants to purchase common stock, preferred stock or debt securities, and/or units, in any combination, together or separately.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected if any of these risks materialize. The trading price of our securities could decline if any of these risks materialize, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2025, which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “develop,” “estimate,” “expect,” “expand,” “future,” “hope,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•	our ability to obtain additional funding to conduct our planned research and development efforts;
•	our ability to meet our anticipated milestones for our various drug candidates with respect to the initiation and timing of clinical studies;
•	federal, state, and non-U.S. regulatory requirements, including regulation of our current or any other future product candidates by the FDA;
•
the timing of and our ability to submit regulatory filings, including filings with the FDA, and to obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates;

•	our competitors’ activities, including decisions as to the timing of competing product launches, pricing and discounting;
•
whether safety and efficacy results of our clinical trials and other required tests for approval of our product candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our product candidates;

•
our ability to develop, acquire and advance product candidates into, enroll a sufficient number of patients into, and successfully complete, clinical studies, and our ability to apply for and obtain regulatory approval for such product candidates, within currently anticipated timeframes, or at all;

•	our ability to establish key collaborations and vendor relationships for our product candidates and any other future product candidates;
•	our ability to develop our sales and marketing capabilities or enter into agreements with third parties to sell and market any of our product candidates;
•	our ability to acquire additional businesses, form strategic alliances or create joint ventures and our ability to realize the benefit of such acquisitions, alliances or joint ventures;
•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;
•	the development of our direct manufacturing capabilities for our AAV programs;
•	our ability to expand our pipeline to target additional indications that are compatible with our gene therapy technologies;
•
our ability to achieve the expected benefits of our portfolio prioritization and strategic restructuring, including extending our cash runway, and our estimates related to the costs and timing of implementing such initiatives;

•	our ability to successfully operate in non-U.S. jurisdictions in which we currently or in the future do business, including compliance with applicable regulatory requirements and laws;
•	our ability to obtain and enforce patents to protect our product candidates, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	anticipated trends and challenges in our business and the markets in which we operate;
•	our estimates regarding our capital requirements; and
•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities.
We caution you that the foregoing list of forward-looking statements made in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference is not exclusive.
Any forward-looking statements in this prospectus and the documents we have filed with the SEC that are incorporated herein by reference reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those discussed in the “Risk Factors” section in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2025, and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

THE COMPANY
Overview
We are a fully integrated, late-stage biotechnology company focused on the development, manufacturing, and potential commercialization of genetic therapies for rare and often fatal diseases with high unmet medical need. Our innovative multi-platform approach is designed to create best-in-class gene therapy product candidates aimed at correcting the underlying genetic causes of complex inherited cardiomyopathies and related disorders, with the potential to deliver transformative and durable clinical benefits. Our platform is supported by in-house research and development capabilities and current cGMP manufacturing facilities that enable end-to-end control of clinical production, process development, and scale-up for potential commercialization.
We seek to bring hope and relief to patients with devastating, undertreated and rare diseases through the development and commercialization of potentially curative first-in-class gene therapies. As a fully integrated, late-stage biotechnology company, we have the resources and opportunity to generate a portfolio of highly differentiated and potentially first-in-class or best-in-class genetic medicines.
In July 2025, we announced a strategic corporate reorganization and pipeline prioritization designed to maximize near-term value, extend our operational runway, and position the Company for sustained long-term growth. This initiative focuses our resources on advancing our AAV cardiovascular gene therapy platform and supported the submission of our responses to the FDA’s CRL for KRESLADI™. The program contemplates a scaled commercial effort tailored to the exceptionally small patient population affected by this ultra-rare indication. As part of this strategic realignment, we are also de-prioritizing further development activities related to our FA and PKD programs. As part of the restructuring, the Company implemented a reduction in the workforce of approximately 30%, which, along with other planned cost-saving initiatives, is expected to reduce the Company’s 12-month operating expenses by approximately 25%.
Our strategy is built on several foundational pillars:
•
First-and-Best-in-Class Approach: With our program selection, we apply a rigorous, disease-based selection approach to identify and prioritize programs: targeting complex genetic disorders with differentiated therapies that offer the potential to be first-, best-, or only-in-class, focusing on monogenic disease with on-target mechanisms of action to directly address the root cause of the disease to offer superior clinical profiles, and choosing indications with sizable market opportunities to enable broad patient impact and sustainable value creation.

•
Strategic Focus on Rare Cardiovascular Indications: Our near-term research and platform investments are focused on leveraging our AAV capabilities in rare cardiovascular diseases. Collectively, our clinical cardiovascular gene therapy programs target the major genetically defined causes of hypertrophic, arrhythmogenic, and dilated cardiomyopathies which represent a significant portion of inherited heart disease and impact more than 100,000 patients in the U.S. and EU.

•
Late-Stage Science & Innovation with Robust Capabilities: We are advancing promising clinical programs designed to support regulatory approvals in the U.S. and Europe, with potential expansion into Asia and beyond. To support our clinical and future commercial endeavors, we are currently operating a ~100,000 sq. ft. U.S.-based in-house AAV cGMP manufacturing facility in Cranbury, New Jersey.

•
Expertise & Collaboration: Our leadership team brings a proven track record of over 20 successful U.S. and international drug approvals and launches with expertise in cell and gene therapies and rare diseases. We collaborate closely with scientific experts, healthcare providers, payors, and patient communities to ensure our therapies address real-world needs.

The Company has global commercialization and development rights to all of its current product candidates under internally developed intellectual property rights and royalty-bearing license agreements.
Corporate History and Information
We were incorporated in Delaware in 1999 as Inotek Pharmaceuticals Corporation (“Inotek”). In January 2018, Inotek merged with Rocket Pharmaceuticals, Ltd. and changed its name to Rocket Pharmaceuticals, Inc. Our principal executive offices are located at 9 Cedar Brook Drive, Cranbury, NJ 08512, and our telephone number is (609) 659-8001. Our internet address is www.rocketpharma.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Additionally, you should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “RCKT.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our research and development programs; planning for potential commercialization; working capital; capital expenditures; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, or our charter, and amended and restated by-laws, or our by-laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.
Authorized Capital Stock
Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. As of March 2, 2026, 108,569,143 shares of our common stock were outstanding and no shares of preferred stock were issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive dividends, if any, as and when may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
Upon liquidation, dissolution or winding up of our affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.
Stock Exchange Listing
Our common stock is listed on the The Nasdaq Global Market. The trading symbol for our common stock is “RCKT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, New York, NY 10004.
Preferred Stock
Our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.
The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
When we issue shares of preferred stock under this prospectus, the shares will fully be paid and non-assessable and will not be subject to any preemptive or similar rights.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities together as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•	do not limit the amount of debt securities that we may issue;
•	allow us to issue debt securities in one or more series;
•	do not require us to issue all of the debt securities of a series at the same time; and
•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “-Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•	the title of the debt securities and whether they are senior or subordinated;
•	any limit upon the aggregate principal amount of the debt securities of that series;
•	the date or dates on which the principal of the debt securities of the series is payable;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•
the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•
our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•
whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•
whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	if other than the full principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of maturity thereof;
•	any additional or alternative events of default to those set forth in the indenture;
•	any additional or alternative covenants to those set forth in the indenture;
•
the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•
if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•	the applicability of any guarantees;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).
We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•	any other event of default provided with respect to a particular series of debt securities.
If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•
we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•	is in conflict with any law or the applicable indenture;
•	may involve the trustee in personal liability; or
•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
•	to comply with the covenant described above under “-Merger, Consolidation or Sale of Assets”;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series; or
•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•
either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.
Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a warrant agreement or underwriting agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and/or warrants to purchase shares of common stock, shares of preferred stock or debt securities in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to those units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which the units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant based on the composition of the unit and as may be updated in any applicable prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement. The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•	to correct or supplement any defective or inconsistent provision; or
•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

•	These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
•
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or may request that their units be combined into fewer units of larger denominations, as long as the total amount of units held by a holder is not changed.

•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE
OF INCORPORATION AND BY-LAWS
We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and by-laws and certain provisions of the Delaware General Corporation Law, or the DGCL. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information,” or refer to the provisions of Delaware law.
Our Board of Directors
Our certificate of incorporation provides for the annual election of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The number of directors may be fixed exclusively by resolution duly adopted from time to time by the Board of Directors. Directors may be removed from office, with or without cause, only by the affirmative vote of a majority of the outstanding shares of capital stock then entitled to vote thereon, voting together as a single class.
Special Meetings
Our certificate of incorporation provides that, except for the rights (if any) of the holders of any series of preferred stock, solely our Board of Directors, acting by a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
Indemnification
Our by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, we have previously entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, to procure a judgment in our favor.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits us from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless:
•
before the stockholder became an interested stockholder, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining our voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are our directors and also our officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or after the time the stockholder became an interested stockholder, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of the stockholders (and not by consent in lieu of a meeting) by the affirmative vote of at least two-thirds of our outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL defines a business combination to include, among other transactions:
•	any merger or consolidation of the corporation with the interested stockholder;
•	any sale, transfer, lease, pledge or other disposition to or with the interested stockholder of 10% or more of the consolidated assets of the corporation (determined on a fair market value basis);

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•
the receipt by the interested stockholder of the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person associated with or controlling or controlled by such entity or person.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading market for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, New York, New York. Any underwriters or agents will be advised about legal matters relating to any offering by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated balance sheets of Rocket Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.rocketpharma.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We incorporate by reference the documents listed below that we filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;
•
the description of the Company’s common stock contained in its registration statement on Form 8-A, which was filed with the SEC on February 2, 2015, and amended on January 11, 2018, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement, including all such documents we may file with the SEC after the date of this registration statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Rocket Pharmaceuticals, Inc., 9 Cedar Brook Drive, Cranbury, NJ 08512.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Rocket Pharmaceuticals, Inc.
Up to $100,000,000 of
Common Stock
PROSPECTUS SUPPLEMENT
Cantor
March 10, 2026